Exhibit 10.2

CHINA ARCHITECTURAL ENGINEERING, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of China Architectural Engineering, Inc. (the “Corporation”):

Optionee: _______________________________________________________________________

Grant Date: ______________________________________________________________________

Vesting Commencement Date: ________________________________________________________

Exercise Price:  $_________________________ per share

Number of Option Shares: _________________ shares of Common Stock

Expiration Date: __________________________________________________________________

Type of Option : __________  Incentive Stock Option

   __________  Non-Statutory Stock Option

Date Exercisable:

Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the lower of (i) the exercise price paid per share or (ii) Fair Market Value per share at the time of Optionee’s cessation of Service. Optionee shall acquire a vested interest in, and the Corporation’s repurchase right shall accordingly lapse with respect to, (i) ______________ percent (___%) of the Option Shares upon Optionee’s completion of one (__) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of _______ (___) successive equal monthly installments upon Optionee’s completion of each additional month of Service over the ________ (___)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the China Architectural Engineering, Inc. 2007 Equity Incentive Plan (the “Plan”). Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit A. Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit B.

[Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit C.]

REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

At Will Employment. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: ________________, _______

CHINA ARCHITECTURAL ENGINEERING, INC.

By:
Title:

, OPTIONEE

Attachments:
Exhibit A - 2007 Equity Incentive Plan
Exhibit B - Stock Option Agreement
[Exhibit C - Stock Purchase Agreement]